Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

UBS AG

Submission Type: 424B8

EX-FILING FEES

SEC File No. 333-283672

Final Prospectus: True

Filing Fee: 0

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price for such offering is $335,000.